Exhibit 23.1

February 26, 2016

To the Board of Directors and Stockholders of

Reign Sapphire Corporation

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 (No. 333-204486) of our report dated May 26, 2015, relating to the financial statements of Reign Sapphire Corporation (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern) for the year ended December 31, 2014 and the period from May 31, 2013 (Inception) through December 31, 2013, which are contained in that Prospectus, which is contained in Part II of this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 (No. 333-204486).

We also consent to the reference to us under the caption “Interests of Named Experts and Counsel” in the Prospectus.

/s/ Hartley Moore Accountancy Corporation

HARTLEY MOORE ACCOUNTANCY CORPORATION

February 26, 2016

Irvine, CA